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For Immediate Release                       Contact:     John Brine
---------------------                                    Stonepath Group
                                                         (646) 486-4085


              STONEPATH GROUP COMPLETES UNITED AMERICAN ACQUISITION

                     ADDITIONAL FINANCIAL GUIDANCE PROVIDED
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PHILADELPHIA, PA, May 31, 2002 - Stonepath Group (AMEX: STG) announced today that it has acquired United American Freight Services, Inc., a Detroit-based provider of expedited transportation services. The Company also provided additional financial guidance for the calendar year 2002.

The acquisition of United American builds upon Stonepath's domestic network and gives the Company a new time-definite logistics service offering focused on the automotive industry. The purchase price was valued at up to $16.1 million, consisting of cash of $5.1 million at closing and a four-year earn-out arrangement based upon the future financial performance of United American. Founded in 1973, United American provides a wide-range of transportation and logistics solutions including time-definite air and ground distribution, warehousing and order fulfillment services. The Company had revenues of $21.5 for the year ended 2001.

Stonepath's Chairman of the Board and CEO, Dennis Pelino, remarked, "United American and its experienced executive team complement the Stonepath domestic network and add significant value to the overall organization.
We are delighted to conclude the acquisition of United American."

Pelino continued: "This third acquisition brings our expected annualized revenues of the combined companies to $125 million, based on their 2001 results. Given the staggered nature of the acquisitions, to date our guidance has been limited to annualized information commencing with the third quarter 2002. With respect to the full year 2002, we expect Stonepath's operating units, before corporate overhead, to contribute pre-tax operating income of $7 million. The Company's domestic operations should deliver pre-tax operating income of $5 million on $76 million of revenues, and the Company's international platform should deliver $2 million on revenues of $33 million for the year. Stonepath expects corporate overhead to be in the range of $4 million, which would bring our pre-tax operating income in the $3 million range for 2002."

Pelino commented: "Stonepath's success will be based on our ability to successfully integrate our current acquisitions, drive organic growth and continue building a significantly larger global logistics services company. To achieve this success, we will continue to invest in the business through specific performance initiatives that, over time, will bring long-term value to our customers and shareholders."

On May 16, 2002, Stonepath announced that it had obtained a $15 million secured credit facility from LaSalle Business Credit, Inc., a subsidiary of ABN AMRO, to provide the Company with additional funding for acquisitions and its on-going working capital requirements.


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About Stonepath Group
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Stonepath Group (www.stonepath.com) is building a global logistics services organization that integrates established logistics companies with innovative technologies. Through our subsidiaries, Air Plus Limited, Global Transportation Services and United American Freight Services, Stonepath offers a full-range of time-definite transportation and distribution solutions.
For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (646) 486-4085.

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filing and other public documents, including our first quarter press release on May 6, 2002 and our Annual Report on Form 10-K filed on April 29, 2002.

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